Exhibit 10.1

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 17, 2023, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) (i) CARECLOUD, INC. (formerly known as MTBC, INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent”), (ii) MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“MTBC Acquisition”), (iii) CARECLOUD PRACTICE MANAGEMENT, CORP. (formerly known as MTBC PRACTICE MANAGEMENT, CORP.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management”), (iv) CARECLOUD HEALTH, INC. (formerly known as CARECLOUD CORPORATION), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud Health”), (v) MERIDIAN MEDICAL MANAGEMENT, INC. (formerly known as ORIGIN HOLDINGS INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Meridian Medical”), (vi) MEDSR, INC., a Delaware corporation (“medSR”) and (vii) CARECLOUD ACQUISITION, CORP., a Delaware corporation (“CareCloud Acquisition”, and together with Parent, MTBC Acquisition, Management, CareCloud Health, Meridian Medical, and medSR, jointly, severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Borrower and Bank, as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of September 20, 2018, as further amended by a certain Second Loan Modification Agreement dated as of November 15, 2019, as further amended and affected by a certain Joinder and Third Loan Modification Agreement dated as of February 28, 2020, as further amended and affected by a certain Joinder and Fourth Loan Modification Agreement dated as of September 21, 2020, as further amended and affected by a certain Joinder and Fifth Loan Modification Agreement dated as of September 21, 2021, and as further amended by a certain Sixth Loan Modification Agreement dated as of January 27, 2022 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	Borrower hereby acknowledges and agrees that, on or before the date that is thirty (30) days from the date of this Agreement, Borrower will deliver to Bank, in form and substance satisfactory to Bank, (a) an Acord 25 general liability insurance endorsement, (b) an Acord 28 property insurance certificate and (c) an endorsement to the property insurance policy naming Bank as lender’s loss payable.

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.8 thereof:

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“(b) Anniversary Fee. (i) For each one (1) year anniversary of the Effective Date occurring after the Effective Date but on or prior to October 13, 2021, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Fifty Thousand Dollars ($50,000.00) and (ii) for each one (1) year anniversary of the Effective Date occurring after October 13, 2021 but prior to the Revolving Line Maturity Date, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of One Hundred Thousand Dollars ($100,000.00) (each fee in (i) and (ii), an “Anniversary Fee” and, collectively, the “Anniversary Fees”). Each Anniversary Fee shall be fully earned on the Effective Date but shall be due and payable on the earlier to occur of (i) such one (1) year anniversary of the Effective Date and (ii) the termination of this Agreement. In the event that the credit facility hereunder is replaced with a new facility from Bank, provided there is no existing Event of Default, the commitment fee for such facility that is payable by Borrower shall be reduced (but not to a level below Zero Dollars ($0.00)) by an amount equal to (i) One Hundred Thousand Dollars ($100,000.00) multiplied by (ii) (A) the number of days in the period starting with the day following the closing date of the new facility through and including the day immediately prior to the next (1) year anniversary of the Effective Date divided by (B) 365;”

and inserting in lieu thereof the following:

“(b) Anniversary Fee. (i) For each one (1) year anniversary of the Effective Date occurring after the Effective Date but on or prior to October 13, 2021, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Fifty Thousand Dollars ($50,000.00), (ii) for the one (1) year anniversaries of the Effective Date occurring on October 13, 2021 and October 13, 2022, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of One Hundred Thousand Dollars ($100,000.00, and (iii) for each one (1) year anniversary of the Effective Date occurring after October 13, 2022 but prior to the Revolving Line Maturity Date, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of One Hundred Ten Thousand Dollars ($110,000.00) (each fee in (i), (ii) and (iii), an “Anniversary Fee” and, collectively, the “Anniversary Fees”). Each Anniversary Fee shall be fully earned on the Effective Date but shall be due and payable on the earlier to occur of (i) such one (1) year anniversary of the Effective Date and (ii) the termination of this Agreement. In the event that the credit facility hereunder is replaced with a new facility from Bank, provided there is no existing Event of Default, the commitment fee for such facility that is payable by Borrower shall be reduced (but not to a level below Zero Dollars ($0.00)) by an amount equal to (i) One Hundred Ten Thousand Dollars ($110,000.00) multiplied by (ii) (A) the number of days in the period starting with the day following the closing date of the new facility through and including the day immediately prior to the next (1) year anniversary of the Effective Date divided by (B) 365;”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(a) thereof:

“Maintain: (i) at all times during the period commencing on the Effective Date through February 27, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0; and (ii) at all on and after February 28, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0.”

and inserting in lieu thereof the following:

“Maintain: (i) at all times during the period commencing on the Effective Date through February 27, 2020, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.0 to 1.0; (ii) at all times on and after February 28, 2020 through February 28, 2023, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25 to 1.0; and (iii) at all times on and after March 1, 2023, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.50 to 1.0.”

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4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(b)(ii) thereof:

“and (E) Three Million Dollars ($3,000,000.00) for the six (6) month period ending July 31, 2022, and for the six (6) month period ending on the last day of each month thereafter.”

and inserting in lieu thereof the following:

“(E) Three Million Dollars ($3,000,000.00) for the six (6) month period ending July 31, 2022, (F) Three Million Five Hundred Thousand Dollars ($3,500,000.00) for the six (6) month periods ending January 31, 2023, February 28, 2023, March 31, 2023, April 30, 2023, May 31, 2023 and June 30, 2023, (G) Four Million Dollars ($4,000,000.00) for the six (6) month periods ending July 31, 2023, August 31, 2023 and September 30, 2023, (H) Four Million Five Hundred Thousand Dollars ($4,500,000.00) for the six (6) month periods ending October 31, 2023, November 30, 2023 and December 31, 2023, and (I) Five Million Dollars ($5,000,000.00) for the six (6) month period ending Janary 31, 2024, and for the six (6) month period ending on the last day of each month thereafter.”

5	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Revolving Line” is an aggregate principal amount equal to Twenty Million Dollars ($20,000,000.00).”

“ “Revolving Line Maturity Date” October 13, 2023.”

and inserting in lieu thereof the following:

“ “Revolving Line” is an aggregate principal amount equal to Twenty Five Million Dollars ($25,000,000.00).”

“ “Revolving Line Maturity Date” October 13, 2025.”

6	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Statement attached as Schedule 1 hereto.

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be fully earned, due and payable as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATES.

(a)	Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “Parent Perfection Certificate”) delivered by Parent to Bank, and acknowledges, confirms and agrees that the disclosures and information Parent provided to Bank in the Parent Perfection Certificate have not changed, as of the date hereof.

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(b)	MTBC Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “MTBC Acquisition Perfection Certificate”) delivered by MTBC Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information MTBC Acquisition provided to Bank in the MTBC Acquisition Perfection Certificate have not changed, as of the date hereof.

(c)	Management hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “Management Perfection Certificate”) delivered by Management to Bank, and acknowledges, confirms and agrees that the disclosures and information Management provided to Bank in the Management Perfection Certificate have not changed, as of the date hereof.

(d)	CareCloud Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “CareCloud Health Perfection Certificate”) delivered by CareCloud Health to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Health provided to Bank in the CareCloud Health Perfection Certificate have not changed, as of the date hereof.

(e)	Meridian Medical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “Meridian Medical Perfection Certificate”) delivered by Meridian Medical to Bank, and acknowledges, confirms and agrees that the disclosures and information Meridian Medical provided to Bank in the Meridian Medical Perfection Certificate have not changed, as of the date hereof.

(f)	medSR hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “medSR Perfection Certificate”) delivered by medSR to Bank, and acknowledges, confirms and agrees that the disclosures and information medSR provided to Bank in the medSR Perfection Certificate have not changed, as of the date hereof.

(g)	CareCloud Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 17, 2023 (the “CareCloud Acquisition Perfection Certificate”) delivered by CareCloud Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Acquisition provided to Bank in the CareCloud Acquisition Perfection Certificate have not changed, as of the date hereof.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Perfection Certificate, the MTBC Acquisition Perfection Certificate, the Management Perfection Certificate, the CareCloud Health Perfection Certificate, the Meridian Medical Perfection Certificate, the medSR Perfection Certificate, and the CareCloud Acquisition Perfection Certificate.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

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8. RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

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3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

4	This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

CARECLOUD, INC.		CARECLOUD PRACTICE MANAGEMENT, CORP.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MTBC ACQUISITION, CORP.		CARECLOUD HEALTH, INC.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MERIDIAN MEDICAL MANAGEMENT, INC.		CARECLOUD ACQUISITION, CORP.

By	/s/ Bill Korn	By	/s/ Bill Korn
Name:	Bill Korn	Name:	Bill Korn
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MEDSR, INC.

By	/s/ Bill Korn
Name:	Bill Korn
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Marina Mendes
Name:	Marina Mendes
Title:	Vice President

SCHEDULE 1

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	CARECLOUD, INC., MTBC ACQUISITION, CORP.,
CARECLOUD PRACTICE MANAGEMENT, CORP., CARECLOUD HEALTH, INC.,
MERIDIAN MEDICAL MANAGEMENT, INC., MEDSR, INC.,
AND CARECLOUD ACQUISITION, CORP.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited) on Form 10-K	Within 5 days after filing with SEC
10-Q and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Repeatable Revenue Statements	Monthly within 30 days	Yes No
Board-approved projections	FYE within 30 days, and as updated/ amended	Yes No

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (at all times; tested monthly)	> ______ : 1.0*	______ : 1.0	Yes No
Adjusted EBITDA (trailing six-month; tested monthly)	> _______**	______ : 1.0	Yes No N/A

* As set forth in Section 6.9(a) of the Agreement

** As set forth in Section 6.9(b) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Liquidity Ratio (at all times) (tested as of the dates and for the periods set forth in Section 6.9(a))

Required: > ___ : 1:0*

*As set forth in Section 6.9(a) of the Agreement

Actual: ___ : 1:0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates	$___________

B.	Aggregate value of Borrower’s net billed accounts receivable	$___________

C.	The sum of lines A and B	$___________

D.

All obligations and liabilities of Borrower to Bank (other than any obligations related to Bank Services that are secured by specifically pledged and segregated cash on terms and in amounts satisfactory to Bank in its sole discretion)

$___________

E.	Liquidity Ratio (line C divided by line D)	___________

Is line E equal to or greater than the amount set forth above?

No, not in compliance	Yes, in compliance

II. Adjusted EBITDA (trailing six-month) (tested as of the dates and for the periods set forth in Section 6.9(b))

Required: $_________________**

**As set forth in Section 6.9(b) of the Agreement.

Actual: $_________________

A.	Net Income		$___________

B.	To the extent included in the determination of Net Income
	1.	Interest Expense	$__________

	2.	Income tax expense	$__________

	3.	Depreciation	$__________

	4.	Amortization expense	$__________

	5.	Non-cash stock-based compensation expense	$__________

	6.	Stock-based compensation payable in cash (not to exceed $250,000 per fiscal year)	$__________

	7.	Foreign currency gains and losses	$__________

	8.	Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions that occurred prior to the Effective Date	$__________

9.

Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions occurring on or after the Effective Date to the extent approved by

Bank on a case-by-case basis in its sole discretion

$__________

	10.	The sum of lines 1 through 9	$__________

C.	Unfinanced capital expenditures		$__________

D.	Capitalized software expenses		$__________

E.	The sum of lines C and D

F.	Adjusted EBITDA (line A plus line B.10 minus line E)		$__________

Is line F equal to or greater than the required amount set forth above?

No, not in compliance	Yes, in compliance